EXHIBIT 5.3

                                January 6, 1995



Arizona Public Service Company,
  400 North Fifth Street,
      Phoenix, Arizona 85004.


Ladies and Gentlemen:

        We have acted as your special tax counsel in connection with the offering of 10% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025 and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the Prospectus Supplement, dated January 6, 1995, supplementing the Prospectus, dated January 6, 1995, relating to the Registration Statement No. 33-55473 filed with the Securities and Exchange Commission.
        We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement, or as an exhibit to a Report on Form 8-K that is incorporated by reference therein, and to the references to us in the Prospectus Supplement under the headings "United States Taxation" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                       Very truly yours,



                                       Sullivan & Cromwell